                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF BUSH BOAKE ALLEN INC.

                                                                        Percentage of
                                                   Place of             Voting Stock
Subsidiary                                         Incorporation        Owned
----------                                         -------------        --------------
Bush Boake Allen Canada Inc.                       Canada               100%

Bush Boake Allen (Chile) S.A.                      Chile                100%

Bush Boake Allen Industria E Commercial do
    Brasil Limitada                                Brazil               100%

Bush Boake Allen Colombia S.A.                     Colombia             100%

Bush Boake Allen Mexico, S.A. de C.V.              Mexico               100%

Bush Boake Allen Controladora S.A. de C.V.         Mexico               100%

Bush Boake Allen Servicios S.A. de C.V.            Mexico               100%

Bush Boake Allen (Nominees) Limited                England              100%

Bush Boake Allen Holdings (U.K.) Limited           England              100%

Bush Boake Allen Pension Investments Limited       England              100%

Bush Boake Allen (Executive Pension                England              100%
   Trustees) Limited

Bush Boake Allen (Pension Trustees) Limited        England              100%

Bush Boake Allen (Works Pension                    England              100%
   Trustees) Limited

Bush Boake Allen Limited                           England              100%

W.J. Bush & Co., Inc.                              Delaware             100%

GMB Proteins Limited                               England              100%

Bush Boake Allen Australia Ltd.                    Australia            100%

Bush Boake Allen Espana S.A.                       Spain                100%

                                                                    EXHIBIT 21.1
                                                                    Page 2

                                                                        Percentage of
                                                   Place of             Voting Stock
Subsidiary                                         Incorporation        Owned
----------                                         -------------        --------------
Bush Boake Allen Morimura Limited                  Japan                  65%

Bush Boake Allen (Guangzhou) Co. Ltd.              China                  98%

Bush Boake Allen (Hong Kong) Limited               Hong Kong             100%

A. Boake, Roberts And Company (Holding),           England               100%
   Limited

Bush Boake Allen Esans ve Aromatik                 Turkey                 99.9%
   Urunler Sanayi AS

PT Bush Boake Allen Indonesia                      Indonesia              60%

Bush Boake Allen (New Zealand) Limited             New Zealand           100%

Bush Boake Allen Singapore Pte. Ltd.               Singapore             100%

Bush Boake Allen (Malaysia) SDN. BHD.              Malaysia              100%
   (Kuala Lumpur)

Bush Boake Allen Denmark ApS.                      Denmark               100%

Bush Boake Allen France                            France                100%

Bush Boake Allen Zimbabwe (Private)                Zimbabwe              100%
   Limited

Bush Boake Allen (India) Limited                   India                  75%

Hindustan Flavours and Fragrances (Inter-          India                  70%
   national) Limited

Bush Boake Allen (Jamaica) Limited                 Jamaica                70%

Bush Boake Allen (SA) (Proprietary) Limited        South Africa          100%

Bush Boake Allen (Thailand) Limited                Thailand               60%

Bush Boake Allen Deutschland GmbH                  West Germany          100%

                                                                    EXHIBIT 21.1
                                                                    Page 3

                                                                        Percentage of
                                                   Place of             Voting Stock
Subsidiary                                         Incorporation        Owned
----------                                         -------------        --------------
Bush Boake Allen, Moscow, Ltd.                     Russia                100%

Bush Boake Allen Benelux B.V.                      Netherlands           100%

Bush Boake Allen Scandinavia Aktielbolag           Sweden                100%

Bush Boake Allen (C.R.) s.r.o.                     Czech Republic        100%

Stafford Specialty Ingredients Limited             England               100%

Bush Boake Allen Italia S.P.A.                     Italy                 100%

Bush Boake Allen Pakistan (Private) Limited        Pakistan               50%

Bush Boake Allen Philippines, Inc.                 Philippines           100%

Asian Investments, Inc.                            Delaware              100%

Fragrance Holdings Private Limited                 India                  40%

Essence Scientific Research Private Limited        India                  40%

Jamaica Extracts Limited                           Jamaica                58%

Thai Flavour & Fragrance Co. Limited               Thailand               49%

Bush Boake Allen Aromatica S. A.                   Argentina             100%

Bush Boake Allen Barbados Inc.                     Barbados              100%

Bush Boake Allen Enterprises Ltd.                  England               100%

Bush Boake Allen Sp. z.o.o.                        Poland                100%

Bush Boake Allen Holdings I B.V.                   Netherlands           100%

Bush Boake Allen Holdings II B.V.                  Netherlands           100%
